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                              ST. FRANCIS BANK, FSB
                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT


         THIS AGREEMENT made and entered into as of this 1st day of June, 1997, by and between St. Francis Bank, FSB, (hereinafter referred to as the "Bank"), and Thomas R. Perz, (the "Employee").

                                    PREMISES

         A. The Employee is employed by the Bank; and

         B. The Employee wishes to provide life insurance protection for his family in the event of his death, under a whole life insurance policy insuring his life (hereinafter referred to as the "Policy"), which is described in Exhibit A attached hereto and by this reference made a part hereof, and which is being issued by Pacific Mutual Life Insurance Company (hereinafter referred to as the "Insurer"); and

         C. The Bank wishes to obtain key man insurance in the event of Employee's death because the death of the Employee would cause the Bank financial loss; and

         D. The Bank is willing to pay the premiums due on the Policy as an additional employment benefit for the Employee and to obtain key man insurance benefits in the event of Employee's death, on the terms and conditions hereinafter set forth; and

         E. The Employee is the owner of the Policy and as such possesses all the incidents of ownership in and to the policy; and

         F. The Bank wishes to have the Policy collaterally assigned to it by the Employee, in order to secure payment of its share of the benefit in the event of the Employee's death and to secure the repayment of the amounts which it will pay toward the premiums on the Policy.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

         1. Purchase of Policy. The Employee will purchase the Policy from the Insurer in the initial face amount of $1,985,753. The parties hereto will take all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the Insurer relating to the Policy.




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         2. Ownership of Policy. The Employee shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted by the terms of the Policy, except as may otherwise be provided herein.

         3. Policy Dividends. Any dividend declared on the Policy shall be applied to purchase paid-up additional insurance on the life of the Employee. The parties hereto agree that the dividend election provisions of the Policy shall conform to the provisions hereof.

         4. Payment of Premiums. On or before the due date of each Policy premium, or within the grace period provided therein, the Bank shall pay the full amount of the premium to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium. The Bank shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, as a result of the insurance protection provided to the Employee's beneficiary.

         5. Collateral Assignment. To secure the repayment to the Bank of the amount of the premiums on the Policy paid by it hereunder, the Employee has, contemporaneously herewith, assigned the Policy to the Bank as collateral under the form used by the Insurer for such assignments. The collateral assignment ("Collateral Assignment") of the Policy to the Bank hereunder shall not be terminated, altered or amended by the Employee, without the express written consent of the Bank. The parties hereto agree to take all action necessary to cause such Collateral Assignment to conform to the provisions of this Agreement.

         6. Limitations on Employee's Rights in Policy.

            a. Except as otherwise provided herein, the Employee shall not sell, assign, transfer, borrow against, surrender or cancel the Policy, change the beneficiary designation provision thereof, nor terminate the dividend election thereof without, in any such case, the express written consent of the Bank.

            b. Notwithstanding any provision hereof to the contrary, the Employee shall have the right to absolutely and irrevocably give to a donee all of his right, title and interest in and to the Policy, subject to the Collateral Assignment of the Policy to the Bank pursuant hereto. The Employee may exercise this right by executing a written transfer of ownership in the form used by the Insurer for irrevocable gifts of insurance policies, and delivering this form to the Bank. Upon receipt of such form, executed by the Employee and duly accepted by the donee thereof, the Bank shall consent thereto in writing, and shall thereafter treat the Employee's donee as the sole owner of all of the Employee's right, title and interest in and to the Policy, subject to this Agreement and the Collateral Assignment of the Policy to the Bank pursuant thereto. Thereafter, the Employee shall have no right, title. or interest in and to the Policy, all such rights being vested in and exercisable only by such donee.




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         7. Collection of Death Proceeds.

            a. Upon the death of the Employee, the Bank shall cooperate with the beneficiary or beneficiaries designated by the Employee to take whatever action is necessary to collect the death benefit provided under the Policy; when such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

            b. Upon the death of the Employee, the Bank shall have the unqualified right to receive a portion of such death benefit equal to the greater of: (i) $750,000; or (ii) the total amount of the premiums paid by it hereunder, reduced by any outstanding indebtedness which was incurred by the Bank and secured by the Policy, including any interest due on such indebtedness. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Employee, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Bank hereunder exceed the Policy proceeds payable at the death of the Employee. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Employee until the full amount due the Bank hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

            c. Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Employee and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Bank shall have the unqualified right to such premiums.

         8. Termination of the Agreement During the Employee's Lifetime.

            a. This Agreement shall terminate during the Employee's lifetime, without notice, upon the occurrence of any of the following events: (a) total cessation of the Bank's business; (b) bankruptcy, receivership or dissolution of the Bank; or (c) termination of Employee's employment by the Bank (other than by reason of his death).

            b. In addition, the Employee may terminate this Agreement by written notice to the Bank. Such termination shall be effective as of the date of such notice.

         9. Disposition of the Policy on Termination of the Agreement During the Employee's Lifetime.


            a. For sixty (60) days after the date of the termination of this Agreement during the Employee's lifetime, the Employee shall have the option of obtaining the release of the Collateral Assignment of the Policy to the Bank. To obtain such release, the Employee shall repay to the Bank the total amount of the premium payments made by the Bank hereunder, less any indebtedness secured by the Policy which was incurred by the Bank and remains outstanding as of the date of such termination, including any interest due on such indebtedness. Upon



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receipt of such amount, the Bank shall release the Collateral Assignment of the
Policy, by the execution and delivery of an appropriate instrument of release.

            b. If the Employee fails to exercise such option within such sixty
(60) day period, then, at the request of the Bank, the Employee shall execute any document or documents required by the Insurer to transfer the Interest of the Employee in the Policy to the Bank. Alternatively, the Bank may enforce its right to be repaid the amount of the premiums on the Policy paid by it from the cash surrender value of the Policy under the Collateral Assignment of the Policy; provided that in the event the cash surrender value of the Policy exceeds the amount due the Bank, such excess shall be paid to the Employee. Thereafter, neither the Employee nor his respective heirs, assigns, or beneficiaries shall have any further interest in and to the Policy, either under the terms thereof or under this Agreement.

         10. Insurer Not a Party. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy and the Collateral Assignment. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the Collateral Assignment.

         11. Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

         12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns, and the Employee, his successors, assigns, heirs, executors, administrators and beneficiaries.

         13. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of notice, consent or demand.

         14. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Wisconsin.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.


                                                  ST. FRANCIS BANK, FSB


                                                  BY /s/ JUDITH M. GAUVIN
                                                    ---------------------------


ATTEST:


/s/ WILLIAM R. HOTZ
-------------------------------
Secretary



                                                    /s/ THOMAS R. PERZ
                                                    ---------------------------
                                                    Thomas R. Perz




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                                    EXHIBIT A


The following life insurance policy is subject to the attached Split-Dollar
Agreement:

Insurer                    Pacific Mutual Life Insurance Company
                           ------------------------------------------

Insured                    Thomas R. Perz
                           ------------------------------------------

Policy Number              0123246150
                           ------------------------------------------

Face Amount                $1,985,753
                           ------------------------------------------

Date of Issue              June 1, 1997
                           ------------------------------------------




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